                                  EXHIBIT 24.1



STATE OF ARKANSAS }
COUNTY OF BENTON  }

                                POWER OF ATTORNEY


     Know all men by these presents, that I, WILLIAM H. HENDERSON, a Director of AMERICA'S CAR-MART INC., a Texas corporation, do constitute and appoint TILMAN
J. FALGOUT, III and MARK D. SLUSSER my true and lawful attorneys-in-fact, with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of the Securities and Exchange Act of 1934, the Annual Report on Form 10-K for AMERICA'S CAR-MART, INC. for the fiscal year ended April 30, 2003 and to file the same with the Securities and Exchange Commission and National Association of Securities Dealers, Inc., together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Annual Report, incorporating such changes as said attorney-in-fact deems appropriate, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.

     In witness whereof, I have hereunto set my hand and seal this 18th day of July, 2003.



                                            /s/ William H. Henderson
                                            ------------------------------------
                                            WILLIAM H. HENDERSON




                                 ACKNOWLEDGMENT

     Before me this 18th day of July, 2003, came WILLIAM H. HENDERSON, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.



                                            /s/ Debra L. Pierce
                                            ------------------------------------
                                            NOTARY PUBLIC